SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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CATAPULT COMMUNICATIONS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held January 22, 2002

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation (the “Company”), will be held on Tuesday, January 22, 2002 at 3:00 PM, local time, at the Company’s principal executive offices located at 160 South Whisman Road, Mountain View, California 94041 for the following purposes:

1.	To elect five directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending September 30, 2002.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on November 30, 2001 are entitled to notice of and to vote at the meeting.

     To assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS Nancy H. Karp Secretary

Mountain View, California
December 14, 2001

YOUR VOTE IS IMPORTANT

     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

CATAPULT COMMUNICATIONS CORPORATION

PROXY STATEMENT
FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held Tuesday, January 22, 2002 at 3:00 PM, local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices located at 160 South Whisman Road, Mountain View, California 94041. The telephone number at that location is (650) 960-1025.

     These proxy solicitation materials were first mailed on or about December 14, 2001 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

     Stockholders of record at the close of business on November 30, 2001 are entitled to notice of and to vote at the meeting. At the record date, 13,008,490 shares of the Company’s authorized Common Stock were issued and outstanding and held of record by 56 stockholders. No shares of the Company’s authorized Preferred Stock were outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD” with respect to a matter will be treated as being present at the meeting for purposes of establishing a quorum. The Company believes that under Nevada law abstentions (i.e. votes of “WITHHELD”) and broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions and such brokers have no discretionary voting authority) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Thus, abstentions and broker non-votes will make a quorum more readily obtainable, but they will not otherwise affect the outcome of voting on a proposal.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2003 Annual Meeting of Stockholders must be received by the Company no later than October 23, 2002 in order that they may be considered at that meeting.

     The date by which stockholder proposals must be received by the Company for inclusion in the Company’s proxy statement and form of proxy for its 2003 Annual Meeting of Stockholders is August 9, 2002. Such stockholder proposals should be submitted to Catapult Communications Corporation, 160 South Whisman Road, Mountain View, California 94041, Attention: Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

     A board of five directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW.

     The names of the nominees and certain information about them as of November 30, 2001 are set forth below:

Name of Nominee	Age	Positions With the Company	Director Since
Richard A. Karp	57	Chief Executive Officer and	1985
		Chairman of the Board
Nancy H. Karp	56	Secretary and Director	1985
Henry P. Massey, Jr. (1)(2)	62	Assistant Secretary and Director	2001
John M. Scandalios (1)(2)	70	Director	1987
Charles L. Waggoner (1)(2)	62	Director	1991

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

     Dr. Richard A. Karp founded the Company in 1985 and has served as Chief Executive Officer and Chairman of the Board of the Company since inception and as President from inception to May 2000. Dr. Karp holds a Ph.D. in computer science from Stanford University, a M.S. in mathematics from the University of Wisconsin and a B.S. in science from the California Institute of Technology.

     Ms. Nancy H. Karp has served as director and Secretary of the Company since its inception and served as the Company’s Treasurer from inception to September 1997. Ms. Karp holds an M.B.A. from Claremont Graduate School, an M.A. in public health from the University of California at Berkeley and a B.S. from Texas Technical University.

     Mr. Henry P. Massey, Jr. joined the Board of Directors of the Company on May 22, 2001. Mr. Massey has practiced law since 1969 and has been a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., the Company’s corporate counsel, since August 1982. Mr. Massey holds A.B. and J.D. degrees from Cornell University.

     Mr. John M. Scandalios has served as a director of the Company since November 1987. From 1994 through April 1999, Mr. Scandalios served as Vice President of Sales at Flowpoint Corporation (“Flowpoint”), a computer networking company. Mr. Scandalios is also a director of Ancot Corporation, a SCSI and fiber channel test equipment company. Mr. Scandalios holds an M.B.A. and a B.A. from the University of Chicago.

     Mr. Charles L. Waggoner has served as a director of Catapult since January 1991. Through 2000, Mr. Waggoner served as President of the FlowPoint Division of Efficient Networks, Inc. From 1993 through 1999, Mr. Waggoner served as President of FlowPoint. Mr. Waggoner holds a B.S. in electrical engineering from South Dakota State University.

     Dr. Karp and Ms. Karp were married until June of 1998. There are no other family relationships between directors and executive officers of the Company

Board Meetings and Committees

     The Board of Directors of the Company held a total of four meetings, and acted by unanimous written consent once, during the fiscal year ended September 30, 2001. Each director attended all of the meetings of the Board of Directors and committees thereof, if any, upon which such director served.

     The Board of Directors has an Audit Committee and a Compensation Committee, each consisting of Messrs. Massey, Waggoner and Scandalios. The Audit Committee met four times during the fiscal year. The Audit Committee’s responsibilities are to provide oversight and monitoring of Company management and the independent accountants and their activities with respect to the Company’s financial reporting process, to provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom, to nominate to the Board of Directors independent accountants to audit the Company’s financial statements and oversee the activities and independence of the accountants, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director’s attention. See the Reports of the Audit and Compensation Committees later in this proxy statement. The Board of Directors has no nominating committee nor any committee performing such functions.

     The Compensation Committee met twice during the fiscal year. The Compensation Committee approves actions concerning salaries and incentive compensation for the Company’s executive officers and administers the Company’s Stock Plans.

Compensation of Directors

     The Company’s non-employee directors do not currently receive any cash compensation for service on the Company’s Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. Non-employee directors are eligible for option grants under the Company’s 1998 Stock Plan (the “1998 Plan”). Mr. Massey was granted an option to purchase 20,000 shares of the Company’s common stock upon his appointment to the Company’s Board of Directors.

Vote Required

     If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the meeting, but will have no other legal effect upon the election of directors under Nevada law.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2002, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     PricewaterhouseCoopers LLP has audited the Company’s financial statements annually since 1997. Representatives of PricewaterhouseCoopers LLP will be available at the meeting to respond to any appropriate questions, and such representatives will have an opportunity to make a statement at the meeting if they desire to do so.

Fees billed to the Company by PricewaterhouseCoopers LLP during Fiscal 2001

Audit Fees

     Audit fees billed to the Company by PricewaterhouseCoopers LLP during the Company’s 2001 fiscal year for review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $180,000.

Financial Information Systems Design and Implementation Fees

     The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended September 30, 2001.

All Other Fees

     Fees billed to the Company by PricewaterhouseCoopers LLP during the Company’s 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $241,430.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the CEO and such other officers collectively the “Named Executive Officers”) during the fiscal years ended September 30, 1999, 2000 and 2001:

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and	Fiscal			Other Annual		All Other
Principal Position	Year	Salary ($)	Bonus ($)	Compensation (1)($)	Option (#)	Compensation (2)($)
Richard A. Karp	2001	320,004	113,794	—	40,000	10,047
Chief Executive Officer	2000	336,669	85,780	—	—	8,484
and Chairman of the	1999	360,000	2,400	—	40,000	6,000
Board of Directors
David Mayfield (3)	2001	250,000	170,692	68,294	18,000	11,344
President and Chief	2000	100,641	60,000	—	100,000	—
Operating Officer	1999	—	—	—	—	—
Barry R. Hoglund	2001	190,000	147,933	—	30,000	11,344
Vice President of Sales	2000	190,000	111,015	—	—	11,598
	1999	162,917	145,525	—	30,000	5,967
Chris Stephenson (4)	2001	176,400	136,553	—	—	32,654
Vice President and Chief	2000	36,863	25,000	—	80,000	1,516
Financial Officer	1999	—	—	—	—	—
Glenn Stewart	2001	180,000	91,035	—	30,000	14,583
Vice President of	2000	170,000	77,335	—	—	13,555
Engineering	1999	140,833	77,251	—	25,000	5,910

(1)	Includes perquisites only where the aggregate amount thereof equals or exceeds the lesser of $50,000 or 10% of the salary plus bonus for the executive officer.

(2)	Includes (a) health insurance premiums in fiscal 2001 of approximately $8,047 for Dr. Karp, $9,344 for Mr. Mayfield, $9,344 for Mr. Hoglund, $9,433 for Mr. Stephenson and $12,583 for Mr. Stewart and (b) employer matching contributions to each employee’s 401-K plan in fiscal 2001 of $2,000 for Dr. Karp and Messrs. Mayfield, Hoglund, and Stewart.

(3)	Mr. Mayfield received reimbursement of relocation expenses in the amount of $68,294 in fiscal 2001. Mr. Mayfield’s compensation figures from fiscal 2000 reflect his hire date of April 6, 2000.

4

(4)	Mr. Stephenson was appointed Vice President and Chief Financial Officer effective February 5, 2001. His compensation figures from fiscal 2000 reflect his hire date of July 17, 2000 as a consultant to the Company.

Option Grants

     The following table shows, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended September 30, 2001.

Option Grants in Last Fiscal Year

	Individual Grants (1)
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise Or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
Name	Granted (#)(1)	Fiscal Year (2)	($/sh)	Date(s) (3)	5% ($)	10% ($)
Richard A. Karp	40,000	11.15%	15.625	11/2/2010	393,059.14	996,089.03
David Mayfield	18,000	5.02%	15.625	11/2/2010	176,876.61	448,240.06
Barry R. Hoglund	30,000	8.36%	15.625	11/2/2010	294,794.35	747,066.77
Chris Stephenson	—	—	—	—	—	—
Glenn Stewart	30,000	8.36%	15.625	11/2/2010	294,794.35	747,066.77

(1)	These options grants are stock options granted pursuant to the 1998 Plan and have terms of 10 years, subject to earlier termination in certain events related to termination of employment. These options vest as to 1/8th of the underlying shares six months after the date of grant, and as to 1/48th of the shares each month thereafter.

(2)	Based on an aggregate of 358,741 shares subject to options granted in fiscal 2001.

(3)	Options may terminate before their expiration dates if the optionee’s status as an employee or consultant is terminated or upon the optionee’s death or disability.

(4)	The potential realizable value is calculated based on the term of the option (10 years) and assumes that the deemed value at the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission (the “SEC”) and do not represent the Company’s estimate or projection of the Company’s future Common Stock prices.

Option Exercises and Values

     The following table sets forth certain information regarding option exercises and the value of options held by the Named Executive Officers.

Fiscal Year-End Option Exercises and Values

	Shares Acquired on	Value	Number of Unexercised Options at September 30, 2001(#)		Value of Unexercised In-the-Money Options at September 30, 2001($)(2)
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard A. Karp	—	—	22,825	57,175	—	—
David Mayfield	10,000	200,105	26,421	81,579	93,058.35	253,441.65
Barry R. Hoglund	21,000	269,290	17,766	42,234	—	—
Chris Stephenson	14,000	253,330	9,332	56,668	22,210.16	134,869.84
Glenn Stewart	—	—	38,997	38,503	290,849.85	—

(1)	Market value of underlying securities on date of exercise, minus the exercise or base price.

(2)	Value of in-the-money options is based on market value of the Company’s Common Stock on September 30, 2001 of $13.76 (based on market closing price of $13.76 on September 28, 2001), minus the exercise price.

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REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

     The Compensation Committee (the “Committee”) reviews and approves executive officer compensation including recommendations for stock option grants. Executive compensation includes the following elements: base salaries, annual bonuses, stock options and various benefit plans.

     The Committee is composed of three independent, outside directors. It is the Committee’s objective that executive compensation be tied directly to the achievement of the Company’s performance objectives. Specifically, the Company’s executive compensation program is designed to reward executive performance that results in enhanced corporate and stockholder values.

     Published industry pay survey data is reviewed and relied upon in the Committee’s assessment of appropriate compensation levels, including the Radford Management Survey and data from companies in the computer industry of comparable size, performance and growth rates.

     The Committee recognizes that the industry sector in which the Company operates is highly competitive, with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of attracting and rewarding its top caliber executives who are essential to the attainment of the Company’s ambitious long-term strategic goals.

     For these reasons, the Committee believes the Company’s executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Annual Cash Compensation and Benefits

     The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive’s and the Company’s performance. For this reason, the Company’s executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

     Base salaries for executive officers are established considering a number of factors, including the Company’s profitability; the executive’s individual performance and measurable contribution to the Company’s success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company’s compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company’s formal annual review process.

     An executive’s annual performance award generally depends on the overall financial performance of the Company and the executive’s individual performance. No bonus payments are made until minimum revenue and profit targets are achieved. These targets are reviewed at least annually to meet the changing nature of the Company’s business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

     The Company provides benefits to the named executive officers that are generally available to all Company employees.

Stock Options

     During fiscal 2001 the Compensation Committee approved all stock option grants made to executive officers under the Company’s 1998 Plan. The 1998 Plan is designed to attract, retain and motivate the Company’s officers and other participants by providing them with a meaningful stake in the Company’s long-term success.

     In making its determinations, the Compensation Committee takes into consideration: (i) grants made to individuals in similar positions in comparable high technology companies, (ii) participants’ contributions to the Company’s performance, both short- and long-term, (iii) prior stock option grants, especially as they relate to the number of options vested and unvested, and (iv) the impact that total option grants made to all participants have on dilution of current stockholder ownership and the Company’s earnings.

     Stock option grants made to the Named Executive Officers are set forth in the table of option grants during the last fiscal year set forth above. See “Executive Compensation-Option Grants”.

Chief Executive Officer’s Compensation

     Dr. Karp’s compensation for fiscal 2001 was established by the Compensation Committee based upon a survey of comparable Chief Executive Officers’ salaries in the Bay Area as well as Dr. Karp’s recommendation. Dr. Karp’s base salary for fiscal 2001 was $320,000, equal to his base salary in 2000.

     As a participant in the Company’s Executive Variable Compensation Plan approved by the Compensation Committee, 40% of Dr. Karp’s proposed bonus of $100,000 was determined based on the Company meeting the Fiscal 2001 sales goal, and the remaining 60% was based on meeting quarterly sales targets. Dr. Karp was also was eligible to receive a premium up to 30% of the bonus for a particular period should the Company exceed the sales target established for the period. Based on these metrics, Dr. Karp received a bonus of $113,794.

     Dr. Karp also received an option to purchase 40,000 shares of the Company common stock. The exercise price of Dr. Karp’s option was 110% of the market price on the date of grant.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is composed of Henry P. Massey, Jr., John M. Scandalios and Charles L. Waggoner who are nonemployee directors with no interlocking relationships as defined by the Securities and Exchange Commission.

Compensation Committee Henry P. Massey, Jr. John M. Scandalios Charles L. Waggoner

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has:

•	reviewed and discussed the Company’s audited financial statements for fiscal 2001 with the Company’s management;

•	discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the materials required to be discussed by Statement of Auditing Standard 61, or SAS 61; and

•	reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 and has discussed with PricewaterhouseCoopers LLP its independence.

     Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2001 Annual Report on Form 10-K.

Audit Committee Henry P. Massey, Jr. John M. Scandalios Charles L. Waggoner

7

COMPANY’S STOCK PERFORMANCE

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company’s Common Stock with the cumulative return of the Nasdaq composite index and a peer group index for the period commencing on the first day the Company’s Common Stock was traded on the Nasdaq Stock Market, February 11, 1999, and ending on September 30, 2001. The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

     The graph assumes that $100 was invested on February 11, 1999 in the Company’s Common Stock and in each index (based on prices from the close of trading on February 11, 1999), and that all dividends were reinvested. No cash dividends have been declared or paid on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The Company operates on a fiscal year which ends on September 30. Under the assumptions stated above, over the period from February 11, 1999 to September 30, 2001 the total return on an investment in the Company would have been 6%, as compared to -38% for the Nasdaq Stock Market index and -60% for the Nasdaq Telecommunications index shown below.

COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURNS*

PERFORMANCE GRAPH FOR
CATAPULT COMMUNICATIONS CORPORATION

     Provided by Research Data Group. Produced on December 12, 2001, including data through September 30, 2001.

*	$100 INVESTED ON 2/11/1999 IN STOCK OR INDEX- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

Notes:

A.	The lines represent index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the interval does not end on a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100 on February 11, 1999.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of Common Stock of the Company as of November 30, 2001, except as otherwise indicated, as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table above, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws.

Five Percent Stockholders, Directors And Certain Executive Officers	Common Stock Beneficially Owned (1)	Approximate Percentage Owned (2)
Richard A. Karp (3)	6,120,255	47.05%
Nancy H. Karp (3)	2,286,875	17.58%
Franklin Resources, Inc. (4)	944,500	7.26%
Barry R. Hoglund	305,619	2.35%
Glenn Stewart	193,531	1.49%
John M. Scandalios	43,000	*
David Mayfield	37,754	*
Charles L. Waggoner	35,000	*
Chris Stephenson	5,999	*
Henry P. Massey, Jr.	3,500	*
All directors and executive officers as a group (9 persons)	6,744,658	51.85%

*	Less than 1%.

(1)	Includes stock subject to stock options held by directors and executive officers that are exercisable within 60 days of November 30, 2001, as follows: Dr. Karp, 32,378 shares; Mr. Hoglund, 25,193 shares; Mr. Stewart, 37,587 shares; Mr. Scandalios, 17,190 shares; Mr. Mayfield, 37,754 shares; Mr. Waggoner, 19,533 shares; Mr. Stephenson, 5,999 shares; Mr. Massey, 2,500 shares: and all directors and executive officers as a group (9 persons), 178,134 shares.

(2)	Based on 13,008,490 shares of Common Stock outstanding on November 30, 2001.

(3)	Includes, in the case of Dr. Karp, 2,145,547 shares beneficially owned by Ms. Karp with respect to which Dr. Karp has sole voting power pursuant to a Voting Trust Agreement. Under the Agreement, Ms. Karp placed all shares of the Company’s Common Stock that she owned into a voting trust of which Dr. Karp is the trustee. She also agreed to place shares that she acquires in the future into the trust. Ms. Karp has the ability to sell the shares which are the subject of the voting trust, which would terminate the voting trust as to any shares sold. Unless sooner terminated by Dr. Karp’s resignation as trustee, his death or permanent disability, or a sale or merger of the Company, the voting trust will expire in June 2013. The address for Dr. and Ms. Karp is c/o Catapult Communications Corporation, 160 South Whisman Road, Mountain View, California 94041.

(4)	The address for Franklin Resources, Inc. is 777 Mariners Island Boulevard San Mateo, CA 94404. Includes shares of Common Stock beneficially owned by Franklin Resources as of September 30, 2001.

CERTAIN TRANSACTIONS

     Mr. Mayfield received an interest-free employee relocation loan of $250,000 in connection with his initial employment with the Company. The loan is secured by a second deed of trust on Mr. Mayfield’s principal residence. The loan is repayable in quarterly payments of $2,100 with a balloon payment at the end of 15 years. The amount outstanding as of September 30, 2001 was $243,700.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal year 2001, all filing requirements applicable to its executive officers and directors were complied with, except that Barry Hoglund, the Company’s Vice President of Marketing, filed a Form 5 on November 13, 2001 reporting an exercise of options which should have been reported on a Form 4 filed by December 10, 2000 and Kathy Omaye-Sosnow, the Company’s Vice President of Human Resources, filed a Form 5 on November 13, 2001 reporting an exercise of options which should have been reported on a Form 4 filed by January 10, 2001.

OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

For the Board of Directors Nancy H. Karp Secretary

Dated: December 14, 2001

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
CATAPULT COMMUNICATIONS CORPORATION
2002 ANNUAL MEETING OF STOCKHOLDERS
January 22, 2002

     The undersigned stockholder of Catapult Communications Corporation, a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 14, 2001, and hereby appoints Richard A. Karp and Nancy H. Karp, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of Catapult Communications Corporation, to be held on Tuesday, January 22, 2002, at 3:00 p.m., Pacific Daylight Savings Time, at the corporation’s principal executive offices located at 160 South Whisman Road, Mountain View, California 94041 and at any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND (3) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

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COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON THE REVERSE SIDE

(Continued and to be signed on reverse side)

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ANNUAL MEETING OF STOCKHOLDERS

Tuesday, January 22, 2002 3:00 p.m.

Catapult Communications Corporation 160 South Whisman Road Mountain View, California 94041

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE FOLLOWING PROPOSALS.

Please mark your votes as indicated in this example	[X]

1.	ELECTION OF DIRECTORS

FOR all nominees listed (except as indicated) [_]	WITHHOLD for all nominees [_]

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE’S NAME IN THE LIST BELOW:

(1) Richard A. Karp, (2) Nancy H. Karp, (3) Henry P. Massey, Jr., (4) John M. Scandalios and (5) Charles L. Waggoner

2.	Proposal to approve and ratify the appointment of PricewaterhouseCoopers LLP, as the independent public accountants of the Company for the fiscal year ending September 30, 2002.

FOR [_]	AGAINST [_]	ABSTAIN [_]

3.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

FOR [_]	AGAINST [_]	ABSTAIN [_]

I PLAN TO ATTEND THE MEETING          [_]

COMMENTS/ADDRESS CHANGE
Please mark this if you have written comments/address on the reverse side  [_]

Signature _________________________________ Signature _______________________________ Date ______________
(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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